Exhibit 4.2

Number Shares

CFC 0587

COMMON STOCK

COMMON STOCK

COAST FINANCIAL HOLDINGS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

CUSIP 190354 10 0

SEE REVERSE FOR CERTAIN RESTR

THIS CERTIFIES THAT Is the owner of SPECIMEN

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $5.00 PER SHARE, OF

COAST FINANCIAL HOLDINGS, INC.

The shares represented by this certificate are transferable only on the stock transfer books of Coast Financial Holdings, Inc., (the “Corporation”) by the holder of record hereof, or by duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation of the Corporation and any amendments thereto (copies of which are on file with the Secretary of the Corporation), to all of which provisions the holder by acceptance hereof, assents. The shares evidenced by this certificate are not of an insurable type and are not insured by the Federal Deposit Insurance Corporation. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, COAST FINANCIAL HOLDINGS, INC., has caused this certificate to be executed by the facsimile. signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

COAST FINANCIAL HOLDINGS, INC. CORPORATE SEAL 2000 FLORIDA

Dated:

EXECUTIVE VICE PRESIDENT, SECRETARY AND CFO

PRESIDENT AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:

REGISTRAR AND TRANSFER COMPANY

(Cranford, NJ)

BY TRANSFER AGENT FOR REGISTRAR

AUTORISED SIGNATURE